Exhibit 99.2

Shattuck Labs Announces Exercise of Outstanding Common Stock Warrants and Provides Financial Update

AUSTIN, Texas and DURHAM, N.C., June 9, 2026 (GLOBE NEWSWIRE) — Shattuck Labs, Inc. (Shattuck) (NASDAQ: STTK), a clinical-stage biotechnology company pioneering the development of potentially first-in-class monoclonal and bispecific DR3-blocking antibodies for the treatment of patients with inflammatory and immune-mediated diseases, today announced it has received notices to exercise totaling approximately 50.6 million common stock warrants to date, representing approximately 96% of the warrants issued in the Company’s August 4, 2025 private placement. The exercise of these warrants is expected to result in aggregate gross proceeds of approximately $54.9 million. As of March 31, 2026, the Company had received aggregate gross proceeds of approximately $5.6 million pursuant to the exercise of 5,147,773 warrants. The Company expects to receive additional aggregate gross proceeds totaling approximately $49.3 million from the exercise of 45,438,709 common stock warrants since March 31, 2026. Together with existing cash and cash equivalents and short term investments of approximately $90.4 million as of March 31, 2026, Shattuck expects to be able to fund operations into 2029. This cash runway guidance is based on the Company’s current operational plans and excludes any additional capital that may be received (other than from the exercise of these common stock warrants), proceeds from business development transactions, and/or additional costs associated with clinical development activities that may be undertaken.

About Shattuck Labs, Inc.

Shattuck Labs, Inc. is a clinical-stage biotechnology company pioneering the development of potentially first-in-class monoclonal and bispecific DR3 blocking antibodies for the treatment of patients with inflammatory and immune-mediated diseases. Shattuck’s expertise in protein engineering and the development of novel TNF receptor therapeutics come together in its lead program, SL-325, a potentially first-in-class DR3 antagonist antibody designed to achieve a more complete blockade of the clinically validated DR3/TL1A pathway. The Company has offices in both Austin, Texas and Durham, North Carolina. For more information, please visit: www.ShattuckLabs.com.

Forward-Looking Statements

Certain statements in this press release may constitute “forward-looking statements” within the meaning of the federal securities laws, including, but not limited to, Shattuck’s expectations regarding: plans for its preclinical studies, clinical trials and research and development programs, particularly with respect to SL-325; the anticipated timing of initiation of a Phase 2 clinical trial of SL-325 in patients with Crohn’s disease; the clinical benefit, safety and tolerability of SL-325; anticipated development of additional preclinical pipeline candidates; the timing of nomination, release of preclinical data and development timelines of a lead bispecific antibody candidate; and expectations regarding the time period over which the Company’s capital resources will be sufficient to fund its anticipated operations. Words such as “may,” “might,” “will,” “objective,” “intend,” “should,” “could,” “can,” “would,” “expect,” “believe,” “design,” “estimate,” “predict,” “potential,” “develop,” “plan” or the negative of these terms, and similar expressions, or statements regarding intent, belief, or current expectations, are forward-looking statements. While the Company believes these forward-looking statements are reasonable, undue reliance should not be placed on any such forward-looking statements, which are based on information available to it on the date of this release. These forward-looking statements are based upon current estimates and assumptions and are subject to various risks and uncertainties (including, without limitation, those set forth in Shattuck’s filings with the U.S. Securities and Exchange Commission (SEC)), many of which are beyond its control and subject to change. Actual results could be materially different. Risks and uncertainties include: global macroeconomic conditions and related volatility; expectations regarding the initiation, progress, and expected results of the Company’s preclinical studies, clinical trials and research and development programs; expectations regarding the timing, completion and outcome of the Company’s preclinical studies and clinical trials; the unpredictable relationship between preclinical study results and clinical study results; the timing or likelihood of regulatory filings and approvals; liquidity and capital resources, including the time period over which current capital resources are expected to the fund the Company’s operations; and other risks and uncertainties identified in Shattuck’s Annual Report on Form 10-K for the year ended December 31, 2025, and subsequent disclosure documents filed with the SEC. Shattuck claims the protection of the Safe Harbor contained in the Private Securities Litigation Reform Act of 1995 for forward-looking statements. The Company expressly disclaims any intention to update or alter any statements whether as a result of new information, future events or otherwise, except as required by law.

The Company intends to use the investor relations portion of its website as a means of disclosing material non-public information and for complying with disclosure obligations under Regulation FD.

Investor & Media Contact:

Andrew R. Neill

Chief Financial Officer

Shattuck Labs, Inc.

InvestorRelations@shattucklabs.com